UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On May 8, 2015, the Board of Directors of Franklin Electric Co., Inc. (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments to the existing Bylaws took effect immediately upon conclusion of the Board’s May 8, 2015 meeting. A complete copy of the Bylaws, as amended, is attached to this Form 8-K as Exhibit 3.1. Specifically, Article II, Section 2.8 of the Bylaws was amended to, among other things:
(i) expand the disclosure a shareholder must provide, under the Company’s advance notice bylaw, when submitting a proposal for consideration or nominating a candidate or candidates for election as directors at a meeting of shareholders, to include, among other things, disclosure of derivative transactions in the Company’s stock and arrangements among the proposer, shareholders and other associated persons; and
(ii) clarify that any public announcement of a postponement of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice regarding proposals or director nominations.
In addition, as a result of the previously announced resignation of Mr. Trumbull as a director effective as of the conclusion of the Board’s May 8, 2015 meeting, Article III, Section 3.1 of the Bylaws was amended to reduce the number of directors from nine to eight.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 13, 2015	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.